Exhibit 99.1
EDUCATION REALTY TRUST ANNOUNCES
SECOND QUARTER 2009 RESULTS

MEMPHIS, TN, July 20, 2009 - Education Realty Trust, Inc. (NYSE:EDR), a leader in the ownership, development and management of student housing, today announced operating results for its second quarter ending June 30, 2009.

Note: All per share/unit results are reported on a weighted average basis for the respective periods.

Second Quarter Highlights

(Comparison of operating results are impacted by a $5.0 million lease termination fee recognized in the second quarter of 2008)

•	Total revenue was $32.0 million versus $36.8 million in for the comparable quarter of 2008;

•	Operating income was $6.1 million versus $9.7 million for the comparable quarter of 2008;

•	Net income from continuing operations was $0.2 million compared to $3.4 million for the comparable quarter of 2008;

•	Same-community net operating income improved 6.4% from 2008 on revenue growth of approximately 0.1% and operating expense reductions of 6.5%;

•
Funds from operations (FFO) and funds from operations adjusted (FFOA) were $7.3 million and $6.4 million, or $0.24 and $0.22 per share/unit, respectively.  These results compare to 2008 FFO and FFOA of $10.6 million, or $0.36 per share/unit. FFOA for the current quarter excludes the impact of a $0.8 million gain on extinguishment of debt;

•
Allen & O’Hara Development Company (AODC) began construction of a 596 bed community representing the fourth phase of a third-party project at Indiana University of Pennsylvania, which is scheduled to open in August of 2010; and

•
As the Company previously announced, Paul O. Bower, its Chief Executive Officer, President and Chairman of the Board of Directors, informed the Board of Directors that he intends to retire from active employment with the Company upon appointment of his successor, which is expected to occur by the end of the first quarter of 2010.

Paul O. Bower, Chairman, President and Chief Executive Officer commented, “The second quarter was the Company’s third consecutive quarter of meaningful expense improvement as we continue to work on controlling the areas of the business that we can positively influence in this challenged economy. The benefits of our key initiatives implemented in 2008 appear to be taking effect, both from a cost and leasing perspective as exemplified by the $0.9 million or 6.4% improvement in our second quarter same-community net operating income for both the legacy and Place portfolios. We have made progress and will continue to stay focused and work to keep executing on our initiatives to drive our results over the second half of the year.”

Second Quarter Operating Results

Total revenue declined $4.8 million or 13.2% to $32.0 million for the quarter from $36.8 million in the second quarter of 2008.  The main driver of the decline in total revenue was a $5.0 million decrease in other leasing revenue as the result of a lease termination fee recognized in the second quarter of 2008, related to the Company’s Place portfolio.

Student housing leasing revenue increased $0.8 million or 2.9% to $27.5 million.  The improvement included $0.2 million as a result of a 0.9% increase in legacy-community revenue and $0.8 million of additional revenue related to The Reserve at Saluki Point, a community that opened in August of 2008.  These improvements were offset by $0.2 million related to a 2.9% decline in leasing revenue in the Place portfolio.

Third-party development services revenues were relatively flat at $1.3 million while third-party management services revenues declined 13.1% to $0.7 million in the second quarter of 2009.  Management fees were down approximately $0.1 million from the prior year as a result of three canceled contracts, including the previously announced five property portfolio in Michigan.  This decline was partially offset by $0.1 million of management fees from the addition of two new contracts since the second quarter of 2008, as well as a 6.3% increase in revenue from existing contracts.

Total operating expenses were reduced by $1.2 million or 4.6% to $25.9 million for the second quarter of 2009.  Student housing operating expenses improved $0.6 million or 4.2%, including 7.1% and 4.4% reductions in operating expenses in the legacy-communities and Place communities, respectively.  These improvements were offset by $0.3 million of additional operating expenses related to The Reserve at Saluki Point.  Corporate general and administrative expenses were down 1.8% or just under $0.1 million to $3.8 million for the second quarter of 2009.

The Company had second quarter operating income of $6.1 million compared to $9.7 million in the same quarter of 2008.  Total non-operating expenses were $0.8 million lower in the second quarter of 2009 at $5.4 million.  A $0.8 million gain on extinguishment of debt, resulting from the refund of defeasance costs related to the Company’s December 2008 debt refinancing, drove this improvement.  Excluding this gain, non-operating expenses were flat to the second quarter of 2008.  Net income from continuing operations was $0.2 million, or $0.01 per weighted average diluted share, compared to $3.4 million, or $0.11 per weighted average diluted share, in the prior year.

FFO for the second quarter of 2009 was $7.3 million compared to $10.6 million in 2008 while FFO per share/unit was $0.24 compared to $0.36 per share/unit in the prior year.  FFOA, which excludes the impact of a $0.8 million gain on extinguishment of debt, was $6.4 million or $0.22 per share/unit compared to $10.6 million or $0.36 per share/unit in the second quarter of 2008.  The decline in FFO and FFOA reflects growth in student housing revenue and improvements in expenses at both the properties and corporate, offset by the $5.0 million decline in other leasing revenue, related to the Place portfolio lease termination fee recognized in the second quarter of 2008, and a decline in third-party fee revenue.  A reconciliation of FFO and FFOA to net income (loss), in accordance with U.S. generally accepted accounting principles (GAAP), is included in the financial tables accompanying this release.

Same-Community Results

Same-community revenue was flat to the second quarter of 2008 and operating expenses were reduced $0.8 million or 6.5% year over year.  This resulted in a same-community operating income improvement of $0.9 million or 6.4% to $14.6 million for the second quarter of 2009.

Legacy-Communities
Revenue for the second quarter of 2009 was $21.5 million, an increase of $0.2 million or 0.9% over the second quarter of 2008.  Rental rate increases of approximately 3.3% and a 0.4% increase from other income were offset by a 2.8% decline in occupancy.  Operating expenses for the legacy-communities were down 7.1% to $9.3 million.  The main areas of improvement in operating expenses included $0.3 million in payroll reductions as a result of cost reduction measures taken in the fall of 2008, $0.2 million in credit card fee reductions and $0.2 million in lower maintenance costs.  As a result of the higher revenue and 7.1% reduction in operating expenses, net operating income for the legacy-communities improved $0.9 million or  8.1% to $12.1 million for the second quarter of 2009.

Place-Communities
This is the first quarter that the Place-communities can be assessed on a same-community basis.  Revenue for the second quarter of 2009 was down $0.2 million or 2.9% to $5.3 million.  The decline in revenue was primarily driven by a 6.8% decline in occupancies, while rates were flat to the second quarter of 2008.  Operating expenses improved $0.1 million or 4.4% from the prior year to $2.8 million in the second quarter of 2009.  As a result, net operating income for the Place-communities was down 1.2% quarter over quarter.

Community Occupancy

The average physical and economic occupancies on a legacy-community basis for the second quarter of 2009 were 87.7% and 86.0%, respectively, compared to 90.2% and 88.9% for the same quarter in 2008.  The Place portfolio had physical and economic occupancies of 79.0% and 76.7%, respectively, compared to 84.7% and 82.2% in the second quarter of 2008.  Physical occupancy is the average of occupied rooms to available rooms at the end of each month, whereas economic occupancy represents net apartment rent on a U.S. GAAP basis as a percentage of potential rent and reflects the impact of straight-line rent.

Fall 2009 Leasing

As of July 13th, leasing on a legacy-community basis reflected approximately 86.4% of beds applied for and 81.0% already leased compared to 86.7% and 82.6%, respectively, at this time last year.  Leasing for the three properties in Kalamazoo, Michigan, Gainesville, Florida, and Oxford, Mississippi that were previously identified as challenged markets shows 96.1% of beds applied for and 94.5% leased compared to 83.3% applied for and 78.6% leased one year ago.  Regarding the Place portfolio, approximately 77.5% of the beds have been applied for and 70.0% have been leased compared to 67.1% and 62.2%, respectively, at this time last year.

The Company publishes a property-by-property leasing schedule in its quarterly supplemental analyst package located at: http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=4095382

Development Activity

The Company’s development subsidiary, AODC, began construction of a 596 bed community at Indiana University of Pennsylvania.  This third-party project is the fourth project AODC has undertaken for the university and is scheduled to open in August of 2010.

The Company-owned community under development in Syracuse, NY and the second phase of a community in Carbondale, IL are currently on budget and expected to open on time in August of 2009.

Capital Structure

The Company had $29.6 million outstanding on its revolving credit facility, with a remaining availability of $14.6 million, and cash and cash equivalents totaling $4.1 million at June 30, 2009.  Total mortgage and construction debt outstanding at June 30, 2009, excluding unamortized debt premiums, was $449.5 million with 79.1% of the Company’s debt at fixed rates.

Approximately $98.7 million or 22.0% of the Company’s mortgage debt is due to mature in December 2009.  Management is currently engaged in negotiating replacement financing for this maturing debt.  In addition, the Company has a signed term-sheet with Key Bank to replace the Company’s current revolving credit facility, which is due to mature in the first quarter of 2010.  At the end of the quarter, the Company’s combined outstanding shares of common stock and partnership units totaled 29.9 million.

Dividend

On July 11, 2009, the Company declared its second quarter dividend of $0.1025 per share/unit, which is payable on August 14, 2009, to holders of record as of the close of business on July 31, 2009.

Earnings Guidance and Outlook

Based upon current estimates, the Company maintains its full year December 31, 2009 FFO per share/unit guidance of $0.70 to $0.80.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Tuesday, July 21, 2009.  The call will be hosted by Paul O. Bower, Chairman, Chief Executive Officer and President, and Randall H. Brown, Executive Vice President and Chief Financial Officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 941-4774, and participants from outside the U.S. may dial (480) 629-9760.  The passcode for this call is 4112094.  Participants may also access the call via live webcast by visiting the Company’s investor relations Web site at www.educationrealty.com.

The replay of the call will be available at approximately 12:00 noon Eastern Time on July 21, 2009 through midnight Eastern Time on July 28, 2009.  To access the replay, the domestic dial-in number is (800) 406-7325, the international dial-in number is (303) 590-3030, and the passcode is 4112094.  The archive of the webcast will be available on the Company’s Web site for a limited time.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Education Realty Trust

Education Realty Trust, Inc. (NYSE:EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the United States. Led by a team with over 200 years of shared industry experience, EDR is one of America's largest owners and operators of collegiate student housing. Its portfolio includes 63 communities in 21 states with 37,152 owned and managed beds. For more information please visit the Company's Web site at www.educationrealty.com.

Contact:
Brad Cohen
ICR, LLC
203-682-8211
bcohen@icrinc.com

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Student housing properties, net	$722,196	$731,400
Student housing properties – held for sale	-	2,107
Assets under development	29,248	6,572
Corporate office furniture and equipment, net	1,259	1,465
Cash and cash equivalents	4,070	9,003
Restricted cash	6,262	5,595
Student contracts receivable, net	542	533
Receivable from affiliates	15	25
Management fee receivable from third party	265	401
Goodwill and other intangibles, net	3,090	3,111
Other assets	15,494	17,435

Total assets	$782,441	$777,647

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium/discount	$450,493	$442,259
Revolving line of credit	29,600	32,900
Accounts payable and accrued expenses	17,986	10,605
Deferred revenue	7,730	9,954
Total liabilities	505,809	495,718

Commitments and contingencies	-	-

Redeemable noncontolling interests	11,325	11,751

Equity:
Education Realty Trust, Inc. stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized,
28,501,849 and 28,475,855 shares issued and outstanding at
June 30, 2009 and December 31, 2008, respectively	285	285
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	302,876	308,356
Accumulated deficit	(40,717)	(41,381)
Total Education Realty Trust, Inc. stockholders’ equity	262,444	267,260
Noncontrolling interest	2,863	2,918
Total equity	265,307	270,178

Total liabilities and equity	$782,441	$777,647

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Three months ended June 30, 2009	Three months ended June 30, 2008
Revenues:
Student housing leasing revenue	$27,501	$26,713
Student housing food service revenue	466	541
Other leasing revenue	-	5,000
Third-party development services	1,259	1,221
Third-party management services	723	832
Operating expense reimbursements	2,036	2,521
Total revenues	31,985	36,828

Operating expenses:
Student housing leasing operations	12,488	13,036
Student housing food service operations	441	495
General and administrative	3,841	3,913
Depreciation and amortization	7,110	7,200
Reimbursable operating expenses	2,036	2,521
Total operating expenses	25,916	27,165

Operating income	6,069	9,663

Nonoperating expenses:
Interest expense	6,150	6,049
Amortization of deferred financing costs	218	244
Interest income	(105)	(72)
Gain on extinguishment of debt	(830)	-
Total nonoperating expenses	5,433	6,221

Income from continuing operations before equity in earnings of unconsolidated entities, income taxes, redeemable noncontrolling interests and discontinued operations	636	3,442

Equity in earnings of unconsolidated entities	46	(26)
Income from continuing operations before income taxes, redeemable noncontrolling interests and discontinued operations	682	3,416

Income tax expense (benefit)	502	(18)
Income from continuing operations before redeemable noncontolling interests	180	3,434

Income (loss) attributable to redeemable noncontrolling interests	(63)	37
Income from continuing operations	243	3,397

Loss from discontinued operations	(2)	(42)
Net income	241	3,355

Less: Net income attributable to the noncontrolling interest	10	37
Net income attributable to Education Realty Trust, Inc.	$231	$3,318

Earnings per share information:
Income attributable to Education Realty Trust, Inc. common stockholders per share – basic:
Continuing operations	$0.01	$0.12
Discontinued operations	-	-
Net income attributable to Education Realty Trust, Inc. common stockholders per share	$0.01	$0.12

Income attributable to Education Realty Trust, Inc. common stockholders per share – diluted:
Continuing operations	$0.01	$0.11
Discontinued operations	-	-
Net income attributable to Education Realty Trust, Inc. common stockholders per share	$0.01	$0.11

Weighted-average common shares outstanding – basic	28,520,344	28,512,344
Weighted-average common shares outstanding – diluted	29,641,339	29,633,339

Amounts attributable to Education Realty Trust, Inc. common stockholders
Income from continuing operations, net of tax	$233	$3,359
Loss from discontinued operations, net of tax	(2)	(41)
Net income	$231	$3,318

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Six months ended June 30, 2009	Six months ended June 30, 2008
Revenues:
Student housing leasing revenue	$56,221	$52,944
Student housing food service revenue	1,059	1,196
Other leasing revenue	-	6,945
Third-party development services	2,716	3,008
Third-party management services	1,632	1,807
Operating expense reimbursements	4,226	5,140
Total revenues	65,854	71,040

Operating expenses:
Student housing leasing operations	25,086	25,031
Student housing food service operations	1,013	1,128
General and administrative	7,835	7,850
Depreciation and amortization	14,274	14,769
Reimbursable operating expenses	4,226	5,140
Total operating expenses	52,434	53,918

Operating income	13,420	17,122

Nonoperating expenses:
Interest expense	12,502	12,213
Amortization of deferred financing costs	519	487
Interest income	(154)	(190)
Gain on extinguishment of debt	(830)	-
Total nonoperating expenses	12,037	12,510

Income from continuing operations before equity in earnings of unconsolidated entities, income taxes, redeemable noncontrolling interests and discontinued operations	1,383	4,612

Equity in earnings of unconsolidated entities	146	(27)
Income from continuing operations before income taxes, redeemable noncontrolling interests and discontinued operations	1,529	4,585

Income tax expense	690	173
Income from continuing operations, before redeemable noncontolling interests	839	4,412

Income attributable to redeemable noncontrolling interests	138	121
Income from continuing operations	701	4,291

Loss from discontinued operations	(18)	(34)
Net income	683	4,257

Less: Net income attributable to the noncontrolling interest	19	50
Net income attributable to Education Realty Trust, Inc.	$664	$4,207

Earnings per share information:
Income attributable to Education Realty Trust, Inc. common stockholders per share – basic:
Continuing operations	$0.02	$0.15
Discontinued operations	-	-
Net income attributable to Education Realty Trust, Inc. common stockholders per share	$0.02	$0.15

Income attributable to Education Realty Trust, Inc. common stockholders per share – diluted:
Continuing operations	$0.02	$0.14
Discontinued operations	-	-
Net income attributable to Education Realty Trust, Inc. common stockholders per share	$0.02	$0.14

Weighted-average common shares outstanding – basic	28,518,430	28,510,564
Weighted-average common shares outstanding – diluted	29,639,425	29,656,000

Amounts attributable to Education Realty Trust, Inc. common stockholders
Income from continuing operations, net of tax	$682	$4,240
Loss from discontinued operations, net of tax	(18)	(33)
Net income	$664	$4,207

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO
(Amounts in thousands, except share and per share data)
Unaudited

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net income attributable to Education Realty Trust, Inc.	$231	$3,318	$664	$4,207

Loss on sale of student housing assets (1)	-	-	-	512
Real estate related depreciation and amortization	6,954	7,070	13,959	14,497
Equity portion of real estate depreciation and amortization on equity investees	122	123	244	248
Depreciation and amortization of discontinued operations	-	24	25	48
Noncontrolling interest	(53)	74	157	171
Funds from operations ("FFO")	$7,254	$10,609	$15,049	$19,683

Elimination of gain on extinguishment of debt	(830)	-	(830)	-

Funds from operations – adjusted (“FFOA”)	$6,424	$10,609	$14,219	$19,683

FFO per weighted average share/unit (2)	$0.24	$0.36	$0.50	$0.66

FFOA per weighted average share/unit (2)	$0.22	$0.36	$0.48	$0.66

Weighted average shares/units (2)	29,894,085	29,847,557	29,888,114	29,866,636

Notes:
(1)	Represents the loss on sale of land and parking garage at University Towers.
(2)	Funds from operations (FFO) per weighted average share/unit was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.

FFO is an important supplemental measure of operating performance for EDR.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the EDR annual report on Form 10-K for the year ended December 31, 2008.